EXHIBIT 5.1

575 Madison Avenue New York, NY 10022-2585 212.940.8800 tel 212.940.8776 fax

May 29, 2013

Ford Credit Floorplan Corporation

c/o Ford Credit SPE Management Office

One American Road

Dearborn, Michigan 48126

Ford Credit Floorplan LLC

c/o Ford Credit SPE Management Office

One American Road

Dearborn, Michigan 48126

Re:          Registration Statement on Form S-3 File No. 333-187623

Ladies and Gentlemen:

We have acted as special counsel to Ford Credit Floorplan Corporation, a Delaware corporation (“FCF Corp”), and Ford Credit Floorplan LLC, a Delaware limited liability company (“FCF LLC” and, together with FCF Corp, the “Co-Registrants”), and Ford Credit Floorplan Master Owner Trust A, a Delaware statutory trust, as issuer (the “Trust”), in connection with the above-referenced Registration Statement (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the Asset Backed Notes (the “Notes”) to be issued by the Trust from time to time in one or more series (each, a “Series”).  As described in the Registration Statement, the Trust is governed by the Second Amended and Restated Trust Agreement, dated as of August 1, 2001, as amended and restated as of December 1, 2010 (the “Trust Agreement”), between the Co-Registrants, as depositors, and U.S.  Bank Trust National Association, as owner trustee (the “Owner Trustee”), and each Series of Notes will be issued under and pursuant to the Second Amended and Restated Indenture, dated as of August 1, 2001, as amended and restated as of December 1, 2010 (the “Indenture”), between the Trust and The Bank of New York Mellon, as indenture trustee (the “Indenture Trustee”), as such Indenture may be amended, supplemented or otherwise modified by an indenture supplement (each, an “Indenture Supplement”) to be entered into between the Trust and the Indenture Trustee for a Series.

In that regard, we generally are familiar with the proceedings taken or required to be taken in connection with the proposed authorization, issuance and sale of any Series of Notes, and have made investigations of law and have examined and relied on the originals or copies

AUSTIN        CENTURY CITY        CHARLOTTE        CHICAGO        HOUSTON        IRVING        LOS ANGELES

NEW YORK        ORANGE COUNTY        SAN FRANCISCO BAY AREA        SHANGHAI        WASHINGTON, DC

LONDON: KATTEN MUCHIN ROSENMAN UK LLP

A limited liability partnership including professional corporations certified or otherwise identified to our satisfaction of all such documents and records of the Co-Registrants and the Trust and such other instruments of the Co-Registrants, the Trust and such other persons, as we have deemed appropriate as a basis for the opinions expressed below, including the Registration Statement and the Trust Agreement, the Indenture, the form of Indenture Supplement (including the form of Notes included as an exhibit thereto), the form of Underwriting Agreement and the other transaction documents and forms of transaction documents attached as exhibits to the Registration Statement (collectively, the “Agreements”).

We express no opinion except as to matters that are governed by federal law, the laws of the State of New York or the Delaware General Corporation Law, the Delaware Limited Liability Company Act or the Delaware Statutory Trust Act.  All opinions expressed herein are based on laws, regulations and policy guidelines currently in force and may be affected by future regulations.

Based upon the foregoing, we are of the opinion that, with respect to any Series of Notes, when (a) the Indenture and an Indenture Supplement for such Series of Notes have been duly qualified under the Trust Indenture Act of 1939, as amended, (b) the Indenture and an Indenture Supplement for such Series of Notes have been duly authorized by all necessary action and duly executed and delivered by all necessary parties for such Series, and (c) the Notes of such Series have been duly executed and authenticated in accordance with the provisions of the Indenture and such Indenture Supplement and issued and sold as contemplated in the Registration Statement and the Agreements and delivered pursuant to Section 5 of the Act in connection therewith, such Notes will have been duly authorized by all necessary action of the Trust and will be legally and validly issued, binding obligations of the Trust, fully paid and non-assessable, and the holders of such Notes will be entitled to the benefits of the Indenture and such Indenture Supplement, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and to general principles of equity, regardless of whether such matters are considered in a proceeding in equity or at law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to references to this firm as counsel to the Co-Registrants and the Trust in the Registration Statement, without implying or admitting that we are “experts” within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/ Katten Muchin Rosenman LLP